EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS
PURSUANT TO U.S.C. SEC. 1350

Each of the undersigned officers of InkSure Technologies Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge:

(i)
That the Quarterly Report for the fiscal quarter ended March 31, 2011 (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 16, 2011	/s/ Tal Gilat
Tal Gilat, President and Chief Executive Officer
(Principal Executive Officer)

Dated: May 16, 2011	/s/ David (Dadi) Avner
David (Dadi) Avner, Chief Financial Officer
(Principal Financial Officer)